Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Wendy’s Company of our report dated February 25, 2015 relating to the financial statements of TIMWEN Partnership, which appears in The Wendy’s Company’s Annual Report on Form 10-K for the year ended December 28, 2014.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

May 12, 2015